Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
August 6, 2009	Tony Davis 318.388.9525 tony.davis@centurytel.com

CenturyLink Reports Second Quarter 2009 Earnings

MONROE, La. . . . CenturyLink (CenturyTel, Inc., NYSE: CTL) announces operating results for second quarter 2009. In connection with the July 1, 2009 merger with Embarq Corporation, CenturyTel began operating under the tradename CenturyLink. Unless otherwise noted herein, the second quarter results discussed in this news release relate solely to legacy CenturyTel, Inc.

w	Operating revenues, excluding nonrecurring items, decreased 3.4% to $634.5 million compared to $657.1 million in second quarter 2008. Reported under GAAP, operating revenues decreased 3.6%.

w	Operating cash flow (as defined in the attached financial schedules), excluding nonrecurring items, was $303.6 million compared to $318.3 million in second quarter 2008.

w
Net income, excluding nonrecurring items, was $83.3 million compared to $91.2 million in second quarter 2008. Reported under GAAP, net income declined to $69.0 million from
$92.2 million in second quarter 2008, primarily due to $22.5 million of EMBARQ integration costs incurred in second quarter 2009.

w
Diluted earnings per share, excluding nonrecurring items, was $.83 compared to $.87 in second quarter 2008, while GAAP diluted earnings per share was $.68 in second quarter 2009 compared to $.88 in second quarter 2008.

w
Free cash flow (as defined in the attached financial schedules), excluding nonrecurring items and $13.5 million of acquisition related capital expenditures, was $140.1 million compared to $162.5 million in second quarter 2008.

Second Quarter Highlights (Excluding nonrecurring items reflected in the attached financial schedules) (In thousands, except per share amounts and subscriber data)	Quarter Ended 6/30/09			Quarter Ended 6/30/08		% Change
Operating Revenues Operating Cash Flow (1) Net Income (2) Diluted Earnings Per Share Average Diluted Shares Outstanding Capital Expenditures	$ $ $ $ $	634,469 303,593 83,299 .83 99,450 85,305	(3)	$ $ $ $ $	657,073 318,266 91,162 .87 103,999 59,659	(3.4) (4.6) (8.6) (4.6) (4.4) 43.0	% % % % % %
Access Lines High-Speed Internet Customers		1,933,000 681,000			2,077,000 607,000	(6.9) 12.2	% %
(1)	Operating Cash Flow is a non-GAAP financial measure. A reconciliation of this item to comparable GAAP measures is included in the attached financial schedules.
(2)	All references to net income contained in this release represent net income attributable to CenturyTel, Inc.
(3)	Includes $13.5 million of capital expenditures related to the EMBARQ integration.

“Our employees did an excellent job of remaining focused on serving our customers while working to complete the EMBARQ acquisition and plan for a successful integration,” Glen F. Post, III, chief executive officer and president, said. “We will continue to focus on increasing our long-term cash flows by driving operating efficiencies and providing compelling product and service bundles to our customers.”

Operating revenues, excluding nonrecurring items, decreased 3.4% to $634.5 million in second quarter 2009 compared to $657.1 million in second quarter 2008. Revenue increases of approximately $17 million were driven primarily by growth in high-speed Internet customers and higher fiber transport revenues. These increases were more than offset by revenue declines of approximately $39 million primarily attributable to lower access revenues, lower universal service fund receipts and access line losses.

Operating expenses, excluding nonrecurring items, decreased 2.2% to $459.4 million from $469.8 million in second quarter 2008, primarily due to lower access expense, marketing costs and depreciation expense that more than offset increased operating costs associated with growth in high-speed Internet customers.

“We continue to experience good demand from our business customers for high bandwidth transport and Ethernet services in spite of the challenging economy,” Post said. “Additionally, the demand for broadband services from our residential and small business customers remained solid as we added more than 16,000 high-speed Internet customers during the quarter and our consumer penetration reached 44%.”

Operating cash flow, excluding nonrecurring items, for second quarter 2009 decreased 4.6% to $303.6 million from $318.3 million in second quarter 2008. CenturyLink achieved an operating cash flow margin, excluding nonrecurring items, of 47.8% during the quarter versus 48.4% in second quarter 2008.

Net income, excluding nonrecurring items, was $83.3 million, an 8.6% decrease from $91.2 million in second quarter 2008. Diluted earnings per share, excluding nonrecurring items, declined 4.6% to $.83 in second quarter 2009 compared to $.87 in second quarter 2008, primarily due to lower operating income, which was partially offset by lower interest expense and the 4.4% reduction in diluted shares outstanding as a result of share repurchases in 2008.

For the first six months of 2009, operating revenues, excluding nonrecurring items, were $1.270 billion compared to $1.306 billion during the same period in 2008, a 2.7% decrease. Operating cash flow, excluding nonrecurring items, was $609.1 million for the first six months of 2009, a 4.4% decrease from the $637.4 million during the same period a year ago. Net income, excluding nonrecurring items, decreased 6.8% to $165.2 million from $177.3 million in 2009, while diluted earnings per share, excluding nonrecurring items, decreased 1.8% to $1.64 from $1.67 in 2008.

Under generally accepted accounting principles (GAAP), net income for second quarter 2009 was $69.0 million compared to $92.2 million for second quarter 2008. Diluted earnings per share was $.68 in second quarter 2009 compared to $.88 in second quarter 2008. Second quarter 2009 results include after-tax charges of $16.3 million related to the EMBARQ integration and a legal settlement which were partially offset by a $2.0 million after-tax favorable impact due to the resolution of transaction tax audit issues. Second quarter 2008 results include a net $1.3 million after-tax charge related to the freeze of our supplemental executive pension plan and a net $2.3 million benefit primarily related to the resolution of certain income tax audit issues.

             For the first six months of 2009, under GAAP, the Company reported net income of $136.2 million, or $1.35 per diluted share, compared to net income of $180.9 million, or $1.70 per diluted share, for the six months ended June 30, 2008. See the accompanying financial schedules for detail of the Company’s nonrecurring items for the years 2009 and 2008.

“The completion of the EMBARQ transaction positions CenturyLink as a premier communications provider that is financially stronger, more competitive and a leading broadband provider in our markets across 33 states,” Post said. “This merger brings together complementary assets, increased geographic coverage and outstanding employees capable of delivering a broader range of products and services to our customers.”

Outlook. For third quarter 2009, CenturyLink expects total operating revenues of $1.85 to $1.89 billion and diluted earnings per share of $.78 to $.82. This increase in revenues compared to second quarter 2009 guidance is primarily due to the EMBARQ acquisition which closed July 1, 2009. For the full year 2009, the Company continues to expect diluted earnings per share to be in the range of $3.20 to $3.30. CenturyLink expects capital expenditures to be $525 to $575 million for the last six months of 2009, which includes capital expenditures for the EMBARQ properties, but excludes one-time capital expenditures associated with the EMBARQ integration. These outlook figures exclude the effects of all nonrecurring items including any future mergers, acquisitions, divestitures, or other similar business transactions. These outlook figures for third quarter also exclude nonrecurring items relating to the EMBARQ merger, including approximately $135 million of transaction and integration costs, based on current plans and available information.

The Company’s elective filing in September 2008 to operate a majority of its properties under price cap regulation at the interstate level was granted by the Federal Communications Commission and became effective July 1, 2009. As a result, on July 1, 2009, the Company discontinued accounting for certain regulated operating entities under Statement of Financial Accounting Standards No. 71 (“SFAS 71”). Upon the discontinuance of SFAS 71, we expect operating revenues and expenses to decrease approximately $60 to $70 million, during each of the next two quarters, primarily due to the elimination of inter-company transactions.

           Additionally, as a result of the discontinuance of SFAS 71 and purchase accounting adjustments related to the EMBARQ merger, we expect, based on current estimates and information, quarterly results for each of the next two quarters to be negatively impacted by:
w
Increased depreciation and amortization expense related to amortization of the portion of the purchase price allocated to EMBARQ’s customer base, which will be partially offset by lower depreciation associated with  the discontinuance of SFAS 71, the net effect of which is approximately $20 to $24 million and

w	Higher retiree benefit and pension related expense recognition of approximately $12 to $14 million.

These above amounts are subject to change upon finalization of the impact of discontinuing SFAS 71 and the purchase price allocation process. Additional information about the expected impact of the discontinuance of SFAS 71 and the EMBARQ acquisition on our business, future operating results and financial position will be contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which we expect to file with the Securities and Exchange Commission on August 7, 2009.

EMBARQ Results. The acquisition of Embarq Corporation was effective July 1, 2009. To assist the investment community in tracking EMBARQ’s financial and operating trends, the Company is providing, separate from CenturyTel’s reported results, selected second quarter 2009 EMBARQ consolidated financial and subscriber information.

For second quarter 2009, EMBARQ’s operating revenues were $1.325 billion, a 7.9% decline from $1.439 billion in second quarter 2008, and its operating cash flow was $664 million, in line with the $670 million in second quarter 2008. EMBARQ’s operating cash flow margin for second quarter 2009 was 50.1%, a 7.5% increase over the 46.6% operating cash flow margin in second quarter 2008. EMBARQ experienced more than a $30 million decrease in total operating expenses in second quarter 2009 compared to first quarter 2009, primarily due to approximately $15 million of favorable one-time items, along with lower bad debt and marketing expenses. Operating expenses in EMBARQ markets are expected to return to more normal run rate levels in the third quarter.

Operating income for second quarter 2009 was $420 million, in line with the $424 million for the same period in 2008. Operating income margin was 31.7% for second quarter 2009 versus 29.5% in the year earlier quarter. EMBARQ generated income from continuing operations of $204 million in the second quarter, in line with the $202 million for second quarter 2008.

EMBARQ added approximately 12,200 high-speed Internet subscribers during second quarter 2009 and served approximately 1.465 million high-speed Internet subscribers as of June 30, 2009. EMBARQ ended the quarter with approximately 5.389 million access lines in service, experiencing access line losses of 163,000 lines during the second quarter.

EMBARQ invested approximately $147 million in capital investments during second quarter 2009 and generated free cash flow (defined as income from continuing operations plus depreciation and amortization less capital expenditures) of more than $300 million for the quarter.

           These results are included in a supplemental schedule attached hereto and are also available on the Company’s investor relations Web site at ir.centurytel.com.

Integration Update. CenturyLink now expects to realize approximately $475 million in synergies versus the $400 million originally anticipated. The Company continues to expect to complete conversion of EMBARQ’s enterprise resource management systems and the initial billing conversion in fourth quarter 2009. The Company’s current estimate of post-closing integration costs is approximately $370 million.

Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, operating income and cash flow margins, and adjustments to GAAP measures to exclude the effect of nonrecurring items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurytel.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

Investor Call. As previously announced, CenturyLink’s management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 866.259.6033.  The call will be accessible for replay through August 12, 2009, by calling 888.266.2081 and entering the conference ID number 1377919. Investors can also listen to CenturyLink’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurytel.com through August 26, 2009.

Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  Actual results or performance by CenturyLink may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.  Factors that could impact actual results of CenturyLink include but are not limited to:  the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry (including the Federal Communication Commission’s proposed rules regarding inter-carrier compensation and the Universal Service Fund described in our recent SEC reports); our ability to effectively adjust to changes in the communications industry; changes in our allocation of the EMBARQ purchase price after the date hereof; our ability to successfully integrate EMBARQ into our operations, including the possibility that the anticipated benefits from the EMBARQ merger cannot be fully realized in a timely manner or at all, or that integrating EMBARQ’s operations into ours will be more difficult, disruptive or costly than anticipated; our ability to effectively manage our expansion opportunities, including retaining and  hiring key personnel; possible changes in the demand for, or pricing of, our products and services; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled communications companies; our ability to pay a $2.80 per common share dividend annually, which may be affected by changes in our cash requirements, capital spending plans, cash flows or financial position; unanticipated increases in our capital expenditures; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effects of adverse weather; other risks referenced from time to time in our filings with the SEC; and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to the business and our plans are described in greater detail in Item 1A to our Form 10-K for the year ended December 31, 2008, as updated and supplemented by our subsequent SEC reports.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to update any of our forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

CenturyLink is a leading provider of high-quality voice, broadband and video services over its advanced communications networks to consumers and businesses in 33 states. CenturyLink, headquartered in Monroe, La., is an S&P 500 Company and expects to be listed in the Fortune 500 list of America’s largest corporations. For more information on CenturyLink, visit www.centurylink.com.

# # #

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED JUNE 30, 2009 AND 2008
(UNAUDITED)

	Three months ended June 30, 2009				Three months ended June 30, 2008
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice	$207,603			207,603	219,901			219,901	(5.6%)	(5.6%)
Network access	190,366			190,366	207,904	1,012	(4)	206,892	(8.4%)	(8.0%)
Data	142,923			142,923	131,060	21	(4)	131,039	9.1%	9.1%
Fiber transport and CLEC	41,764			41,764	43,166			43,166	(3.2%)	(3.2%)
Other	51,813			51,813	56,075			56,075	(7.6%)	(7.6%)
	634,469	-		634,469	658,106	1,033		657,073	(3.6%)	(3.4%)

OPERATING EXPENSES
Cost of services and products	235,732			235,732	239,626			239,626	(1.6%)	(1.6%)
Selling, general and administrative	120,742	25,598	(1)	95,144	106,836	7,655	(4)	99,181	13.0%	(4.1%)
Depreciation and amortization	128,552			128,552	130,954			130,954	(1.8%)	(1.8%)
	485,026	25,598		459,428	477,416	7,655		469,761	1.6%	(2.2%)

OPERATING INCOME	149,443	(25,598)		175,041	180,690	(6,622)		187,312	(17.3%)	(6.6%)

OTHER INCOME (EXPENSE)
Interest expense	(44,937)	1,700	(2)	(46,637)	(49,166)			(49,166)	(8.6%)	(5.1%)
Other income (expense)	7,635	1,600	(2)	6,035	13,204	5,425	(5)	7,779	(42.2%)	(22.4%)
Income tax expense	(42,813)	8,029	(3)	(50,842)	(52,264)	2,202	(6)	(54,466)	(18.1%)	(6.7%)

NET INCOME	69,328	(14,269)		83,597	92,464	1,005		91,459	(25.0%)	(8.6%)
Less: Net income attributable to noncontrolling interests	(298)			(298)	(297)			(297)	0.3%	0.3%
NET INCOME ATTRIBUTABLE TO CENTURYTEL, INC.	$69,030	(14,269)		83,299	92,167	1,005		91,162	(25.1%)	(8.6%)

BASIC EARNINGS PER SHARE	$0.68	(0.14)		0.83	0.88	0.01		0.87	(22.7%)	(4.6%)
DILUTED EARNINGS PER SHARE	$0.68	(0.14)		0.83	0.88	0.01		0.87	(22.7%)	(4.6%)

AVERAGE SHARES OUTSTANDING
Basic	99,414			99,414	103,644			103,644	(4.1%)	(4.1%)
Diluted	99,450			99,450	103,999			103,999	(4.4%)	(4.4%)

DIVIDENDS PER COMMON SHARE	$0.7000			0.7000	0.0675			0.0675	937.0%	937.0%

NONRECURRING ITEMS
(1) - Includes integration costs associated with the acquisition of EMBARQ ($22.5 million) and costs associated with a legal settlement ($3.1 million).
(2) - Favorable resolution of transaction tax audit issues related to our wireless operations sold in 2002.
(3) - Tax effect of items (1) and (2).
(4) - Curtailment loss related to Supplemental Executive Retirement Plan, including revenue impact.
(5) - Gain upon liquidation of Supplemental Executive Retirement Plan trust assets ($4.5 million) and interest income recorded upon the resolution of certain income tax audit issues ($919,000).
(6) - Includes $448,000 net income tax benefit related to items (4) and (5) and $1.8 million income tax benefit recorded upon resolution of certain income tax audit issues.

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
SIX MONTHS ENDED JUNE 30, 2009 AND 2008
(UNAUDITED)

	Six months ended June 30, 2009				Six months ended June 30, 2008
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice	$417,521			417,521	440,381			440,381	(5.2%)	(5.2%)
Network access	383,210	1,028	(1)	382,182	416,602	1,012	(6)	415,590	(8.0%)	(8.0%)
Data	282,860			282,860	257,832	21	(6)	257,811	9.7%	9.7%
Fiber transport and CLEC	83,262			83,262	82,799			82,799	0.6%	0.6%
Other	104,001			104,001	109,106			109,106	(4.7%)	(4.7%)
	1,270,854	1,028		1,269,826	1,306,720	1,033		1,305,687	(2.7%)	(2.7%)

OPERATING EXPENSES
Cost of services and products	470,363			470,363	477,438			477,438	(1.5%)	(1.5%)
Selling, general and administrative	230,587	40,238	(2)	190,349	198,461	7,655	(6)	190,806	16.2%	(0.2%)
Depreciation and amortization	256,124			256,124	266,638			266,638	(3.9%)	(3.9%)
	957,074	40,238		916,836	942,537	7,655		934,882	1.5%	(1.9%)

OPERATING INCOME	313,780	(39,210)		352,990	364,183	(6,622)		370,805	(13.8%)	(4.8%)

OTHER INCOME (EXPENSE)
Interest expense	(96,969)	1,700	(3)	(98,669)	(99,288)			(99,288)	(2.3%)	(0.6%)
Other income (expense)	5,817	(6,400)	(4)	12,217	21,867	9,561	(7)	12,306	(73.4%)	(0.7%)
Income tax expense	(85,920)	14,897	(5)	(100,817)	(105,292)	655	(8)	(105,947)	(18.4%)	(4.8%)

NET INCOME	136,708	(29,013)		165,721	181,470	3,594		177,876	(24.7%)	(6.8%)
Less: Net income attributable to noncontrolling interests	(524)			(524)	(543)			(543)	(3.5%)	(3.5%)
NET INCOME ATTRIBUTABLE TO CENTURYTEL, INC.	$136,184	(29,013)		165,197	180,927	3,594		177,333	(24.7%)	(6.8%)

BASIC EARNINGS PER SHARE	$1.35	(0.29)		1.64	1.71	0.03		1.67	(21.1%)	(1.8%)
DILUTED EARNINGS PER SHARE	$1.35	(0.29)		1.64	1.70	0.03		1.67	(20.6%)	(1.8%)

AVERAGE SHARES OUTSTANDING
Basic	99,270			99,270	104,893			104,893	(5.4%)	(5.4%)
Diluted	99,297			99,297	105,337			105,337	(5.7%)	(5.7%)

DIVIDENDS PER COMMON SHARE	$1.4000			1.4000	0.135			0.135	937.0%	937.0%

NONRECURRING ITEMS
(1) - Revenue impact of settlement loss related to Supplemental Executive Retirement Plan.
(2) - Includes integration costs associated with the acquisition of EMBARQ ($29.4 million), settlement loss related to Supplemental Executive Retirement Plan ($7.7 million) and costs associated with a legal settlement ($3.1 million).

(3) - Favorable resolution of transaction tax audit issues related to our wireless operation sold in 2002.
(4) - Includes costs associated with terminating our $800 million bridge credit facility related to the EMBARQ acquisition ($8.0 million) net of favorable resolution of transaction tax audit issues ($1.6 million).

(5) - Includes $5.8 million income tax benefit caused by a reduction to our deferred tax asset valuation allowance and $15.8 million income tax benefit related to items (1) through (4); net of $6.7 million income tax expense due to the nondeductible portion of settlement payments related to the Supplemental Executive Retirement Plan.
(6) - Curtailment loss related to Supplemental Executive Retirement Plan, including revenue impact.
(7) - Gain on the sale of a nonoperating investment ($4.1 million), gain upon liquidation of Supplemental Executive Retirement Plan trust assets ($4.5 million), and interest income recorded upon the resolution of certain income tax audit issues ($919,000).
(8) - Includes $1.1 million net income tax expense related to items (6) and (7) and $1.8 million income tax benefit recorded upon resolution of certain income tax audit issues.

CenturyTel, Inc.
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2009 AND DECEMBER 31, 2008
(UNAUDITED)

	June 30,	December 31,
	2009	2008
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$59,144	243,327
Other current assets	261,159	312,080
Total current assets	320,303	555,407

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	8,974,039	8,868,451
Accumulated depreciation	(6,187,829)	(5,972,559)
Net property, plant and equipment	2,786,210	2,895,892

GOODWILL AND OTHER ASSETS
Goodwill	4,015,674	4,015,674
Other	764,513	787,222
Total goodwill and other assets	4,780,187	4,802,896

TOTAL ASSETS	$7,886,700	8,254,195

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$19,924	20,407
Other current liabilities	427,493	437,983
Total current liabilities	447,417	458,390

LONG-TERM DEBT	2,899,936	3,294,119
DEFERRED CREDITS AND OTHER LIABILITIES	1,353,025	1,333,878
STOCKHOLDERS' EQUITY	3,186,322	3,167,808

TOTAL LIABILITIES AND EQUITY	$7,886,700	8,254,195

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three months ended June 30, 2009					Three months ended June 30, 2008
				As adjusted					As adjusted
		Less		excluding			Less		excluding
		non-		non-			non-		non-
	As	recurring		recurring		As	recurring		recurring
In thousands	reported	items		items		reported	items		items

Operating cash flow and cash flow margin
Operating income	$149,443	(25,598)	(1)	175,041		180,690	(6,622)	(3)	187,312
Add: Depreciation and amortization	128,552			128,552		130,954			130,954
Operating cash flow	$277,995	(25,598)		303,593		311,644	(6,622)		318,266

Revenues	$634,469			634,469		658,106	1,033	(3)	657,073

Operating income margin (operating income divided by revenues)	23.6%			27.6%		27.5%			28.5%

Operating cash flow margin (operating cash flow divided by revenues)	43.8%			47.8%		47.4%			48.4%

Free cash flow (prior to debt service requirements and dividends)
Net income	$69,030	(14,269)	(2)	83,299		92,167	1,005	(4)	91,162
Add: Depreciation and amortization	128,552			128,552		130,954			130,954
Less: Capital expenditures	(85,305)			(85,305)	(5)	(59,659)			(59,659)
Free cash flow	$112,277	(14,269)		126,546		163,462	1,005		162,457

Free cash flow	$112,277					163,462
Gain on liquidation of marketable securities	-					(4,505)
Deferred income taxes	8,582					5,068
Changes in current assets and current liabilities	30,591					(44,749)
Decrease in other noncurrent assets	2,848					3,043
Decrease in other noncurrent liabilities	(2,044)					(2,689)
Retirement benefits	8,960					12,728
Excess tax benefits from share-based compensation	(418)					(55)
Other, net	5,937					4,815
Add: Capital expenditures	85,305					59,659
Net cash provided by operating activities	$252,038					196,777

NONRECURRING ITEMS
(1) - Includes integration costs associated with the acquisition of EMBARQ ($22.5 million) and costs associated with a legal settlement ($3.1 million).
      (2) - Includes after-tax impact of integration costs associated with the acquisition of EMBARQ ($14.4 million) and the after-tax impact of a legal settlement ($1.9 million), net of after-tax favorable impact due to the resolution of transaction tax audit issues related to our wireless operations sold in 2002 ($2.0 million).

(3) - Curtailment loss related to Supplemental Executive Retirement Plan, including revenue impact.
      (4) - Includes after-tax impact of gain upon liquidation of Supplemental Executive Retirement Plan trust assets ($2.8 million) and net benefit due to the resolution of certain income tax audit issues ($2.3 million), net of the after-tax impact of Item (3) ($4.1 million).

(5) - Includes $13.5 million of capital expenditures related to the integration of EMBARQ. Excluding these costs, free cash flow was $140.1 million for the three months ended June 30, 2009.

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Six months ended June 30, 2009					Six months ended June 30, 2008
				As adjusted					As adjusted
		Less		excluding			Less		excluding
		non-		non-			non-		non-
In thousands	As	recurring		recurring		As	recurring		recurring
	reported	items		items		reported	items		items
Operating cash flow and cash flow margin
Operating income	$313,780	(39,210)	(1)	352,990		364,183	(6,622)	(4)	370,805
Add: Depreciation and amortization	256,124			256,124		266,638			266,638
Operating cash flow	$569,904	(39,210)		609,114		630,821	(6,622)		637,443

Revenues	$1,270,854	1,028	(2)	1,269,826		1,306,720	1,033	(4)	1,305,687

Operating income margin (operating income divided by revenues)	24.7%			27.8%		27.9%			28.4%

Operating cash flow margin (operating cash flow divided by revenues)	44.8%			48.0%		48.3%			48.8%

Free cash flow (prior to debt service requirements and dividends)
Net income	$136,184	(29,013)	(3)	165,197		180,927	3,594	(5)	177,333
Add: Depreciation and amortization	256,124			256,124		266,638			266,638
Less: Capital expenditures	(130,801)			(130,801)	(6)	(114,398)			(114,398)
Free cash flow	$261,507	(29,013)		290,520		333,167	3,594		329,573

Free cash flow	$261,507					333,167
Gain on asset dispositions and liquidation of marketable securities	-					(8,641)
Deferred income taxes	25,831					13,425
Changes in current assets and current liabilities	63,622					(57,026)
Decrease in other noncurrent assets	2,542					2,254
Decrease in other noncurrent liabilities	(4,823)					(5,479)
Retirement benefits	(14,537)					18,202
Excess tax benefits from share-based compensation	(753)					(74)
Other, net	18,015					16,761
Add: Capital expenditures	130,801					114,398
Net cash provided by operating activities	$482,205					426,987

NONRECURRING ITEMS
         (1) - Includes (i) integration costs associated with the acquisition of EMBARQ ($29.4 million); (ii) settlement loss related to Supplemental Executive Retirement Plan, including revenue impact ($6.7 million); and (iii) costs associated with a legal settlement ($3.1 million).

(2) - Revenue impact of settlement loss related to Supplemental Executive Retirement Plan.
         (3) - Includes (i) $19.1 million after-tax impact of integration costs associated with the acquisition of EMBARQ; (ii) $6.7 million income tax expense due to the nondeductible portion of settlement payments related to the Supplemental Executive Retirement Plan; (iii) $5.0 million after-tax charge associated with terminating our $800 million bridge credit facility related to the EMBARQ acquisition; (iv) $4.1 million after-tax impact of settlement loss related to Supplemental Executive Retirement Plan, including revenue impact; and (v)
                 after-tax impact of a legal settlement ($1.9 million).  These unfavorable items were partially offset by $5.8 million income tax benefit caused by a reduction to our deferred tax asset valuation allowance and $2.0 million after-tax favorable impact due to the resolution of transaction tax audit issues related to our wireless operations sold in 2002.

(4) - Curtailment loss related to Supplemental Executive Retirement Plan, including revenue impact.
         (5) - Includes (i) after-tax impact of gain upon liquidation of Supplemental Executive Retirement Plan trust assets ($2.8 million); (ii) after-tax impact of gain on sale of nonoperating investment ($2.6 million); and (iii) net benefit due to the resolution of certain income tax audit issues ($2.3 million), all partially offset by the after-tax impact of Item (4) ($4.1 million).

(6) - Includes $19.9 million of capital expenditures related to the integration of EMBARQ. Excluding these costs, free cash flow was $310.4 million for the six months ended June 30, 2009.